Exhibit 4.1
Amendment to Rights Agreement
     This Amendment to Rights Agreement (this “Amendment”), dated as of April 4, 2007, between webMethods, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), amends that certain Rights Agreement, dated as of October 18, 2001, by and between the Company and the Rights Agent (the “Rights Agreement”).
     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.
     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of April 4, 2007, with Software AG and Wizard Acquisition, Inc.
     In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:
     1. Section 1(a) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding the foregoing, Software AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (“Software AG”), or any Affiliate thereof, including Wizard Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Software AG (“Merger Sub”), shall not become an “Acquiring Person” by virtue of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger, dated as of April ___, 2007, by and among the Company, Software AG and Merger Sub (as the same may be amended from time to time, the “Merger Agreement”), including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     2. Section 1(l) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement, provided that the Distribution Date shall be deemed to occur immediately prior to any time as Software AG or Merger Sub (or any Affiliate or associate thereof) shall become an Acquiring Person.”
     3. Section 1(cc) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding anything in this Agreement to the contrary, no Section 11(a)(ii) Event shall be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger, pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     4. Section 1(dd) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding anything in this Agreement to the contrary, no Section 13 Event shall be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger, pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     5. Section 1(ff) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger, pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

     6. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:
(a) Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., New York, New York time, on October 18, 2011, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board of Directors, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof, or (iii) immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time occurs (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”).
     7. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding the foregoing, this Section 11(a)(ii) shall not be deemed to apply to any of the following: (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of the amendments thereto, (ii) the consummation of the Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     8. Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of this Section 13(a) shall be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

     9. Section 13(b) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:
“Notwithstanding the foregoing, Software AG, Merger Sub, and any Affiliate thereof, shall not be considered a “Principal Party” by virtue of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     10. A new Section 35 shall be added and shall read as follows:
“Section 35. Termination. Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), but only if the Effective Time occurs, this Agreement shall automatically terminate and be of no further force or effect and all outstanding Rights shall thereupon expire and the holders of Rights shall not be entitled to any benefits, rights or other interests under this Rights Agreement.”
     11. This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.
     12. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     13. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
     14. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     15. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.
[Signatures Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

WEBMETHODS, INC.

By:		/s/ David Mitchell

	Name:	David Mitchell

	Title:	CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY as Rights Agent

By:		/s/ Herbert J. Lemmer

	Name:	Herbert J. Lemmer

	Title:	Vice President